EXHIBIT (10)(Z)(IV)


                     AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT



        AMENDMENT NO. 3 to that certain Employment Agreement dated as of March 18, 1994 as amended by Amendments dated August 8, 1994 and August 8, 1996, (collectively, the "Agreement") by and between Nantucket Industries, Inc., a Delaware corporation having its principal office at 510 Broadhollow Road, Melville, New York 11747 (the "Company") and Stephen M. Samberg, residing at 110 Tall Oak Crescent, Syosset, New York 11791-1121 (the "Executive").

        WHEREAS, due to the financial difficulties the Company is currently experiencing, it is determined to be in the best interests of the Company that certain cost-cutting measures should be instituted and in connection therewith, the compensation of certain of its executive officers should be reduced;

        WHEREAS, Executive has an economic interest in the success of the Company and Executive desires that the Company take whatever steps are necessary at this time;

        WHEREAS, Company and the Executive are both willing to modify the Agreement to adjust the Executive's compensation arrangements;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree:

        1. That Section I.C. of the Agreement be amended by deleting the first paragraph of said Section I.C. in its entirety and substituting the following in place thereof, effective as of July 1, 1997:

        "C. Compensation. As partial compensation for all such services to be rendered by the Executive in all capacities hereunder, including services as an officer or director of the Company or any of its affiliates, the Company will pay or cause to be paid to the Executive during each one-year period beginning March 1 of the Term (a "Term Year"), (i) the annual Base Rate of $300,000 per annum; (ii) an annual bonus of up to $300,000, as determined in accordance with standards adopted from time to time by the Compensation Committee of the Board of Directors of the Company; and (iii) Commissions on sales of the Company's product lines for which the Executive is granted responsibility by the Compensation Committee equal to 1 1/2% of the Company's Net Sales with respect to such product lines. The sum of (i) and (iii) for any Term Year is sometimes referred to herein as the Executive's Annual Cash Compensation and it shall not exceed $500,000 in any one year. The Base Rate shall be payable to the Executive in equal semi-monthly or more frequent installments, as the Company shall determine; bonus



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compensation  under  clause  (ii) of this  paragraph  shall  be  payable  to the
Executive at such intervals as are provided for by the Compensation Committee, but not less frequently than annually promptly after the same is reasonably determinable; and commissions under clause (iii) of this paragraph, shall be payable to the Executive monthly, within three (3) weeks after the end of each month during the term of this Agreement. For purposes of this Section, Net Sales with respect to a product line shall mean the aggregate gross sales revenue of the Company with respect to such product line, less returns, discounts and other customary allowances each as computed in accordance with GAAP."

        Commencing July 1, 1997, the Company shall be responsible for lease payments of up to $1,705 per month on the automobile used by Executive during the balance of the Term.

        Except  as  expressly   amended  herein,   the  Agreement  shall  remain
unmodified and in full force and effect.

        IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to be duly executed and effective as of the 1st day of July 1997.


                                               NANTUCKET INDUSTRIES, INC.

                                               By: /s/ Ronald S. Hoffman
                                                  ----------------------------
                                                   Ronald S. Hoffman
                                                   Vice President - Finance



                                               EXECUTIVE


                                               /s/ Stephen M. Samberg
                                               -------------------------------
                                               Stephen M. Samberg